                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated, and (Form S-3 Nos. 333-92119, 333-32586, and 333-38560) of HomeSeekers.com, Incorporated and in the related Prospectuses of our report dated September 11, 2000 with respect to the consolidated financial statements of HomeSeekers.com, Incorporated included in its Annual Report (Form 10-KSB) for the year ended June 30, 2000, and of our report dated September 15, 2000 with respect to the financial statements of Immediate Results Through Intuitive Systems, LLC included in the current report on Form 8-K/A of HomeSeekers.com, Incorporated to be filed October 6, 2000 with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP


Reno, Nevada
October 3, 2000